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                                                                   EXHIBIT 10.44

                                                                  August 8, 1997


The O'Gara Company
9113 LeSaint Drive
Fairfield, Ohio 45014
Attn:  Thomas M. O'Gara
       Chairman

Dear Mr. O'Gara:

         This letter agreement is delivered in connection with the execution and delivery on today's date of that certain Plan and Agreement to Merge among the O'Gara Company ("O'Gara"), VDE, INC., ("NEWCO"), Kroll Holdings, Inc. ("KHI") and Jules Kroll ("Kroll") (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Merger Agreement.

         In order to induce O'Gara and NEWCO to enter into the Merger Agreement, American International Group, Inc. ("AIG") hereby agrees to be present (in person or by proxy) at the meeting of the shareholders of KHI to be held pursuant to Article XI of the Merger Agreement, and to vote or cause to be voted at such meeting all shares of KHI Capital Stock owned by AIG and all other shares of KHI Capital Stock the voting of which is controlled by AIG ("collectively, the "AIG Shares") in favor of approval and adoption of the Merger Agreement and the consummation of the Merger, provided that the foregoing obligations shall be subject to execution by the Company and AIG of a registration rights agreement providing for one demand registration and unlimited piggyback registrations for AIG at the cost and expense of O'Gara (other than underwriting discounts, if any) for a period of three (3) years from the Effective Time of the Merger, customary limitations with respect to underwriter cutbacks, pending announcements or transactions involving the issuer and other such matters and such other terms and conditions as are customary and reasonably acceptable to the parties, and further subject to one nominee of AIG being recommended by the Board of Directors of O'Gara for appointment to the Board of Directors of O'Gara as of the Effective Time of the Merger.
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The O'Gara Company
August 8, 1997
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         In addition, AIG agrees not to sell, transfer, convey, assign, pledge, hypothecate or otherwise dispose of any of the AIG Shares, or the right to vote the AIG Shares, to or for the benefit of any Person prior to the sooner of (x) the termination of the Merger Agreement and (y) the Effective Time of the Merger, unless any such transferee agrees to be bound by this Agreement.

                                         Sincerely yours,

                                         AMERICAN INTERNATIONAL GROUP, INC.


                                         By: ______________________________
                                         Name: ____________________________
                                         Title: ___________________________


                                         By: ______________________________
                                         Name: ____________________________
                                         Title: ___________________________